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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Newpark Resources, Inc. on Form S-8 of our report dated March 26, 1999 (March 27, 2000 as to Note D), appearing in the Annual Report on Form 10-K of Newpark Resources, Inc. for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

New Orleans, Louisiana
June 22, 2000